SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2011

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)

123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)

_____________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

Tactical Air Support, Inc. Letter Of Intent and Funding

On July 22, 2011, Tactical Air Defense Services, Inc., a Nevada corporation (the “Company”) entered into a Binding Letter of Intent (the “LOI”) with Tactical Air Support, Inc., a Nevada corporation (“Tac-Air”) in connection with certain government services contracts Tac-Air is currently seeking (the “Services Contracts”).

Subject to further definitive agreements and pursuant to the terms of the LOI, in the event Tac-Air is awarded the Services Contracts, the Company will receive the right to thirty percent (30%) of all future net profits derived from the Services Contracts.

In connection with the LOI and Services Contracts, the Company has provided Tac-Air funding codified by a secured promissory note issued to the Company by Tac-Air in the amount of Three Hundred and Fifteen Thousand Dollars (US$315,000 and the “Note”). The Note maintains zero interest, a maturity date of October 22, 2011 and is secured by and convertible into 100,000 shares of Tac-Air’s pledged, issued and outstanding common stock at the Company’s option, which represents a ten percent (10%) ownership interest in Tac-Air. A copy of the Note has been attached as an exhibit to this Form 8-K, and is hereby incorporated by reference.

Previously, on December 10, 2010, the Company and Tac-Air entered into an Agreement and Plan of Merger (the “Merger”) related to the proposed merger between the parties, however, the Merger had not closed prior to the termination period and the related agreement has since expired. In the event the parties are able to close a Merger (or similar transaction in which the Company acquires 100% ownership of Tac-Air) while Tac-Air continues to operate under the Services Contract, subject to further agreement between the parties and approval of the United States Government, the Note and any related agreements shall be terminated and the Services Contract shall continue to be managed by the combined entity.

Tac-Air is a highly regarded Aerospace/Defense Services contractor founded by a group of former Navy, Marine, and Air Force Weapon’s School Instructors to provide the military and commercial sectors with the highest possible quality of aviation, maintenance and consulting support. Tac-Air has won and successfully executed multiple Aerospace/Defense contracts awarded by divisions of the U.S. Department of Defense. Tac-Air’s website is located at www.tacticalairsupport.com.

Item 7.01

Regulation FD Disclosure.

Press Releases

On July 28, 2011, the Company issued a press release relating to the events as described herein.  A copy of this press release is furnished as an exhibit to this Report.

Section 9 - Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Number	Description

10.1	$315,000 Secured Promissory Note issued to Tactical Air Defense Services by Tactical Air Services, Inc. dated July 22, 2011

99.1

Press release dated as of July 28, 2011 entitled “Tactical Air Defense Services Acquires Right to 10% Minority Interest in Tactical Air Support; Enters into Letter of Intent to Pursue Key Military Contract” (Deemed Furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 28, 2011	Tactical Air Defense Services, Inc. /s/ Alexis C. Korybut
By: Alexis C. Korybut Its: Chief Executive Officer